                                                                EXHIBIT 99(a)(2)



                             LETTER OF TRANSMITTAL
                                       TO
    TENDER DEPOSITARY UNITS REPRESENTING ASSIGNMENTS OF LIMITED PARTNERSHIP
                                   INTERESTS
                                       OF
                      STAMFORD TOWERS LIMITED PARTNERSHIP
                                       BY
                          STEELE HILL PARTNERS L.L.C.

           PURSUANT TO THE OFFER TO PURCHASE DATED FEBRUARY 14, 1997



                        Number of        Purchase Price     No. of Units     Total Purchase Price
                        Units Owned      Per Unit           Tendered         if all Units Tendered
                        -----------      -------------      ---------------  ---------------------





Please indicate changes or corrections to the address printed above.
================================================================================

THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON MARCH 14, 1997, UNLESS EXTENDED.

    The undersigned hereby tenders to Steele Hill Partners L.L.C., a Delaware limited liability company (the "Purchaser"), the number of outstanding Depositary Units ("Units") representing assignments of limited partnership interests of Stamford Towers Limited Partnership, a Delaware limited partnership (the "Partnership"), specified above, pursuant to the Purchaser's Offer to Purchase up to 2,300,000 outstanding Units at a price of $1.51 per Unit, less the amount of any distributions declared or made with respect to the Units between February 14, 1997 (the "Offer Date") and the date of payment of the Purchase Price by the Purchaser, net to the seller in cash, without interest upon the terms set forth in this Offer to Purchase (the "Offer to Purchase"), and in the related Letter of Transmittal, as each may be supplemented or amended from time to time (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

    By executing and delivering this Letter of Transmittal, a tendering Unitholder irrevocably constitutes and appoints the Purchaser and designees of the Purchaser and each of them as Unitholder's proxies, with full power of substitution, in the manner set forth in this Letter of Transmittal to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Purchaser (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after the date hereof). All such proxies shall be considered irrevocable and coupled with an interest in the tendered Units. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Units for payment. Upon such acceptance for payment, all prior proxies given by such Unitholder with respect to such Units (and such other Units and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed (and, if given or executed, will not be deemed effective). The Purchaser and its designees will, with respect to the Units (and such other Units and securities) for which such appointment is effective, be empowered to exercise all voting and other rights of such Unitholder as they in their sole discretion may deem proper at any meeting of Unitholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Purchaser may assign such proxy and/or power-of-attorney to any person with or without assigning the related Units with respect to which such proxy and/or power-of-attorney was granted. The Purchaser reserves the right to require that, in order for a Unit to be deemed validly tendered, immediately upon the Purchaser's payment for such Unit, the Purchaser must be able to exercise full voting rights with respect to such Unit and other securities, including voting at any meeting of Unitholders.

    By executing and delivering this Letter of Transmittal, a tendering Unitholder also irrevocably constitutes and appoints the Purchaser and its designees as the Unitholder's attorneys-in-fact, each with full power of substitution to the extent of the Unitholder's rights with respect to the Units tendered by the Unitholder and accepted for payment by the Purchaser. Such appointment will be effective when, and only to the extent that, the Purchaser accepts the tendered Units for payment. Upon such acceptance for payment, all prior powers of attorney granted by the Unitholder with respect to such Unit will, without further action, be revoked, and no subsequent powers of attorney may be granted (and if granted will not be effective). Pursuant to such appointment as attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such Units on the Partnership books (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, including without limitation, any documents or instruments required to be executed under a "Transferor's (Seller's) Application for Transfer" created by the NASD, if required), (ii) upon receipt by the Depositary (as the tendering Unitholder's agent) of the Purchase Price, to become a substitute Unitholder, to receive any and all distributions made by the Partnership after the Expiration Date, and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units in accordance with the terms of the Offer, (iii) to execute and deliver to the Partnership and/or the General Partner a change of address form instructing the Partnership to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form and (iv) to endorse any check payable to or upon the order of such Unitholder representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering Unitholder. If legal title to the Units is held through an IRA or KEOGH or similar account, the Unitholder understands that this Letter of Transmittal must be signed by the custodian of such IRA or KEOGH account and the Unitholder hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Letter of Transmittal. This Power of Attorney shall not be affected by the subsequent mental disability of the Unitholder, and the Purchaser shall not be required to post bond in any nature in connection with this Power of Attorney. The Purchaser may assign such Power of Attorney to any person with or without assigning the related Units with respect to which such Power of Attorney was granted.

    By executing and delivering this Letter of Transmittal, a tendering Unitholder irrevocably assigns to the Purchaser and its assigns all of the right, title and interest of such Unitholder in the Partnership with respect to the Units tendered and purchased pursuant to the Offer, including, without limitation, such Unitholder's right, title and interest in and to any and all distributions made by the Partnership after the date of payment of the Purchase Price by the Purchaser. The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more persons, the right to purchase Units tendered pursuant to the Offer, together with the Purchaser's rights under this Letter of Transmittal, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Unitholders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

    By executing and delivering this Letter of Transmittal, tendering Unitholder represents and warrants to the Purchaser that no Depositary Receipts in respect of Units being tendered have been issued by the Partnership other than those Depositary Receipts (if any) being delivered herewith.

    By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

    The undersigned recognizes that, if the number of Units validly tendered on or prior to the Expiration Date and not withdrawn is equal to or less than the total number of Units sought pursuant to the Offer, the Purchaser will accept for payment, subject to the terms and conditions of the Offer, all Units so tendered. If the number of Units validly tendered on or prior to the Expiration Date and not withdrawn exceeds the total number of Units sought pursuant to the Offer, the Purchaser will accept for payment, subject to the terms and conditions of the Offer, the total number of Units sought pursuant to the Offer, on a pro rata basis (with such adjustments to avoid purchase of fractional Units).

    The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in Section 2 ("Proration; Acceptance for Payment and Payment for Units") and Section 13 ("Conditions of the Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchase, this tender is irrevocable.

===============================================================================
                                 SIGNATURE BOX
-------------------------------------------------------------------------------
Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. ALL SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED BY AN ELIGIBLE INSTITUTION. (See Instruction 2.) The signatory hereto hereby certifies under penalties of perjury the Taxpayer Identification Number (i.e., the social security number) furnished in the blank provided in this Signature Box and the statements in Box A, Box B and, if applicable, Box C. The undersigned hereby represents and warrants for the benefit of the Partnership and the Purchaser that the Unitholder owns the Units tendered hereby and has full power and authority to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims, and that the transfer and the assignment contemplated herein is in compliance with all applicable laws and regulations and not in conflict with the partnership agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

X
 ------------------------------------------------------------------------------
                 (Signature of Owner)              (Date)

X
 ------------------------------------------------------------------------------
         Taxpayer Identification Number of Owner (other than IRA's)

X
 ------------------------------------------------------------------------------
         (Signature of Co-Owner)           (Date)


-------------------------------------------------------------------------------
                 (Title)

Telephone (Day)   (     )                Telephone (Eve)   (     )
                -----------------------                  ----------------------

                   GUARANTEE OF SIGNATURE (SEE INSTRUCTION 2)

Name of Firm:
              -----------------------------------------------------------------

Authorized Signature:
                     ----------------------------------------------------------
================================================================================


                               TAX CERTIFICATIONS

================================================================================

                                     BOX A
                              SUBSTITUTE FORM W-9
                              (See Instruction 3)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

(i) The Taxpayer Identification Number ("TIN") furnished in the space provided for that purpose in the Signature Box of this Letter of Transmittal is the correct TIN of the Unitholder; or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") Center or Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future, it is hereby understood that if the Unitholder does not provide a TIN to the Purchaser within sixty (60) days 31% of all reportable payments made to the Unitholder thereafter will be withheld until a TIN is provided to the Purchaser; and

(ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, if you are unable to certify that the Unitholder is not subject to backup withholding.

================================================================================

================================================================================
                                     BOX B
                                FIRPTA AFFIDAVIT
                              (See Instruction 3)

Under Section 1445(c)(5) of the Code and Treas. Reg. 1.1445-IIT(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

(i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

(ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correct as furnished in the blank provided for that purpose in the Signature Box of this Letter of Transmittal; and

(iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the Front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is
_________________________.

The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

================================================================================

================================================================================

                                     BOX C
                              SUBSTITUTE FORM W-8
                              (See Instruction 3)

By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under U.S. federal income tax laws, because the Unitholder:

(i) Is a nonresident alien or a foreign corporation, partnership, estate or trust;

(ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

(iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

================================================================================

TO TENDER UNITS, UNITHOLDERS SHOULD COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL IN THE SIGNATURE BOX AND RETURN IT (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTATION) IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED, OR BY HAND OR OVERNIGHT COURIER TO: THE HERMAN GROUP, INC., 2121 SAN JACINTO STREET, 26TH FLOOR, DALLAS, TX 75201. DELIVERY OF THIS LETTER OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN THE ONE SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.


 PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL
                          AND BOXES A, B AND C ABOVE.
                      FOR INFORMATION CALL (800) 992-6172

               INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


1. DELIVERY OF LETTER OF TRANSMITTAL. For convenience in responding to the Offer, a self-addressed, postage-paid envelope have been enclosed with the Offer to Purchase. However, to ensure receipt of the Letter of Transmittal, it is suggested that you use an overnight courier or, if the Letter of Transmittal is to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

         To be effective, a duly completed and signed Letter of Transmittal must be received by the Depositary at the address set forth below before the Expiration Date, 12:00 Midnight, New York City Time on March 14, 1997, unless extended. LETTERS OF TRANSMITTAL WHICH HAVE BEEN DULY EXECUTED, BUT WHERE NO INDICATION IS MARKED IN THE "NUMBER OF UNITS TENDERED" COLUMN, SHALL BE DEEMED TO HAVE TENDERED ALL UNITS PURSUANT TO THE OFFER.

            BY MAIL, HAND DELIVERY              THE HERMAN GROUP, INC.
            OR OVERNIGHT COURIER:               2121 San Jacinto Street,
                                                26th Floor
                                                Dallas, Texas  75201



            FOR ADDITIONAL INFORMATION CALL:    (800) 992-6172

         THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING UNITHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2. SIGNATURES. All Unitholders must sign in the Signature Box on the Letter of Transmittal. If the Units are held in the names of two or more persons, all such persons must sign the Letter of Transmittal. When signing as a general partner, corporate officer, attorney-in-fact, executor, custodian, administrator or guardian, please give full title and send proper evidence of authority satisfactory to the Purchaser with this Letter of Transmittal. With respect to most trusts, the Partnership will generally require only the named trustee to sign the Letter of Transmittal. For Units held in a custodial account for minors, only the signature of the custodian will be required. ALL SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED BY A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR A COMMERCIAL BANK, SAVINGS BANK, CREDIT UNION, SAVINGS AND LOAN ASSOCIATION OR TRUST COMPANY HAVING AN OFFICE, BRANCH OR AGENCY IN THE UNITED STATES (EACH AN "ELIGIBLE INSTITUTION").

         For IRA custodial accounts, the beneficial owner should return the executed Letter of Transmittal to the Depositary as specified in Instruction 1 herein. Such Letter of Transmittal will then be forwarded to the custodian for additional execution. Such Letter of Transmittal will not be considered duly completed until after it has been executed by the custodian.

         If any tendered Units are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.


3. DOCUMENTATION REQUIREMENTS. All Depositary Receipts which have been issued by the partnership (if any) in respect of Units being tendered must be delivered to the Depositary in order for such Units to be validly tendered. In addition, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to those listed below. Questions on documentation should be directed to: Steele Hill Partners, L.L.C. c/o The Herman Group, Inc., Project Administration Department, at the address or telephone number listed above.

         Deceased Owner (Joint Tenant)     - Certified Copy of Death
                                             Certificate.

         Deceased Owner (Others)           - Certified Copy of Death
                                             Certificate. (See also Executor/
                                             Administrator/Guardian below).

         Executor/Administrator/Guardian   - (i)   Certified Copies of court
                                                   Appointment Documents for
                                                   Executor or Administrator
                                                   dated within 60 days of the
                                                   date of execution of the
                                                   Letter of Transmittal; and

                                             (ii)  a copy of applicable
                                                   provisions of the Will (Title
                                                   Page, Executor(s)' powers,
                                                   asset distribution); OR

                                             (iii) Certified copy of Estate
                                                   distribution documents.

         Attorney-in-Fact                  - Current Power of Attorney.

         Corporations/Partnerships         - Certified copy of Corporate
                                             Resolution(s), (with raised
                                             corporate seal), or other
                                             evidence of authority to act.
                                             Partnerships should furnish copy
                                             of Partnership
                                             Agreement.

         Trust/Pension Plans               - Copy of cover page of the Trust
                                             or Pension Plan, along with copy
                                             of the section(s) setting forth
                                             names and powers of Trustee(s) and
                                             any amendments to such sections
                                             or appointment of Successor
                                             Trustee(s).

         ALL SIGNATURES MUST BE MEDALLION SIGNATURE GUARANTEED BY AN
                            ELIGIBLE INSTITUTION.



4. U.S. PERSONS. A Unitholder who or which is a United States citizen OR a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States Persons") as those terms are defined in the Code and Income Tax Regulations, should follow the instructions below with respect to certifying Boxes A and B in the Letter of Transmittal.

         TAXPAYER IDENTIFICATION NUMBER. To avoid 31% federal income tax backup withholding, the Unitholder must furnish his, her or its TIN in the blank provided for that purpose in the Signature Box in the Letter of Transmittal and certify under penalties of perjury Box A, B and, if applicable, Box C.

         WHEN DETERMINING THE TIN TO BE FURNISHED, PLEASE REFER TO THE FOLLOWING NOTE AS A GUIDELINE:

         NOTE: INDIVIDUAL ACCOUNTS should reflect their own TIN. JOINT ACCOUNTS should reflect the TIN of the person whose name appears first. TRUST ACCOUNTS should reflect the TIN assigned to the Trust. CUSTODIAL ACCOUNTS FOR THE BENEFIT OF MINORS should reflect the TIN of the minor. CORPORATIONS OR OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity. If you need additional information, please see the enclosed copy of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         SUBSTITUTE FORM W-9 - BOX A.

         (i) In order to avoid 31% federal income tax backup withholding, the Unitholder must provide to the Purchaser in the blank provided for that purpose in the Signature Box in the Letter of Transmittal the Unitholder's correct TIN and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN being provided on the Substitute Form W-9 is that of the registered Unitholder as indicated in the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the IRS, in addition to the Unitholder being subject to backup withholding.
                 Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         (ii) DO NOT CHECK THE BOX IN BOX A, PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

         FIRPTA AFFIDAVIT - BOX B.  To avoid withholding of tax pursuant to
         Section 1445 of the Code, each Unitholder who or which is a United States Person (as defined in Instruction 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS. CHECK THE BOX IN BOX B, PART (ii) ONLY IF YOU ARE NOT A U.S. PERSON, AS DESCRIBED THEREIN. CORPORATIONS SHOULD INSERT THE STATE OF INCORPORATION IN THE BLANK PROVIDED FOR THAT PURPOSE IN BOX B.

5. FOREIGN PERSONS - BOX C. In order for a Unitholder who is a foreign person (i.e., not a United States Person as defined in Instruction 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in Box C of this Letter of Transmittal attesting to that foreign person's status by checking the box in such statement. UNLESS SUCH BOX IS CHECKED, SUCH FOREIGN PERSON WILL BE SUBJECT TO 31% WITHHOLDING OF TAX UNDER SECTION 1445 OF THE CODE.

6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

7. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these instructions for the Letter of Transmittal) also will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders must be cured within such time as the Purchaser shall determine unless waived by it.

         The Letter of Transmittal will not be valid unless and until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent, nor the Depositary is under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

         Questions and requests for assistance may be directed to the Information Agent as its address and telephone number listed below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished promptly at the Purchaser's expense.


             The Information Agent and Depositary for the Offer is:

                          [THE HERMAN GROUP INC. LOGO]

                            2121 San Jacinto Street
                                   26th Floor
                              Dallas, Texas  75201
                                       or
                         Call Toll-Free (800) 992-6172